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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 15, 1998





                            HARVARD INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)




          Florida                  0-21362             21-0715310
(State or other jurisdiction     (Commission          (IRS Employer
     of incorporation)           File Number)       Identification No.)



3 Werner Way                                            08833
Lebanon, New Jersey                                     (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (908) 437-4100





          (Former name or former address, if changed from last report)

                                      NONE


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Item 3.

         On October 15, 1998, the First Amended and Modified Consolidated Plan Under Chapter 11 of the Bankruptcy Code of Harvard Industries, Inc. ("Harvard") and its nine domestic subsidiaries, dated August 19, 1998 (the "Plan of Reorganization"), was confirmed by the United States Bankruptcy Court for the District of Delaware. The Plan of Reorganization contemplates a conversion of substantially all pre-petition unsecured debt into equity of the reorganized Harvard in the form of common stock (the "New Common Stock"). Under the terms of the Plan of Reorganization, holders of Harvard's Pay-In-Kind Exchangeable Preferred Stock ("PIK Preferred Stock") and holders of Harvard's existing common stock (the "Old Common Stock") will each receive warrants ("Warrants") to acquire, in the aggregate, approximately 5% of the New Common Stock, with holders of PIK Preferred Stock each receiving their pro rata share of 66.67% of the Warrants and holders of the Old Common Stock each receiving their pro rata share of 33.33% of the Warrants. Upon consummation of the Plan of Reorganization, the Old Common Stock and PIK Preferred Stock will be canceled in their entirety.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

                  2.1    Plan of Reorganization

                 99.1    Press Release



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      HARVARD INDUSTRIES, INC.



                                      By     /s/ D. Craig Bowman
                                           ------------------------------------
                                           Name: D. Craig Bowman, Esq.
                                           Title: Vice President, Law and
                                                  Secretary

October 29, 1998



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                                 EXHIBIT INDEX

Exhibit
-------

   2.1              Plan of Reorganization

  99.1              Press Release